UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

MEDICAL INTERNATIONAL TECHNOLOGY, INC.

(Name of Registrant As Specified In Its Charter)

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1.	Title of each class of securities to which transaction applies:

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MEDICAL INTERNATIONAL TECHNOLOGY, INC.

INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

INTRODUCTION

Dear Shareholder:

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and regulation 14C and Schedule C thereunder, this notice and information statement (the “Information Statement”) is expected to be mailed out on or about April 20, 2017 (the “Mailing Date”) to the shareholders of record, as of March 31, 2017 (the “Record Date”), of Medical International Technology, Inc (hereinafter referred to as “we,” “us,” “our,” the “Company”), a Colorado corporation. This Information Statement is being circulated to all shareholders of record of the Company to advise them that a Special Meeting has been scheduled and to invite them to attend the Special Meeting to vote on the matters described below.

The Special Meeting of Shareholders of Medical International Technology, Inc. (the “Company”) will be held on May __, 2017, at 10:00 a.m. local time, at _________ to vote on the following matters:

1.       Election of Directors

2.       A proposal by the Board of Directors to amend the Company’s articles of incorporation to add a provision specifically authorizing the shareholders to approve actions by non-unanimous written consent in lieu of a meeting.

THE COMPANY IS NOT SOLICITING PROXIES OR ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY. ALL SHAREHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON TO ASSURE THAT THEIR VOTE IS COUNTED. HOWEVER, SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING IN PERSON MAY MAKE ARRANGEMENTS TO APPOINT A PROXY TO ATTEND THE MEETING AND VOTE ON THEIR BEHALF.

Please read this Information Statement carefully. It describes the matters to be voted on at the meeting.

Only one Information Statement shall be delivered to multiple security holders sharing an address, unless contrary instructions have been received by the Company from one or more security holders. The Company will deliver, promptly upon written or oral request, a separate copy of the Information Statement, to a security holder at a shared address to which a single copy was delivered and will provide instructions to any such security holder as to how they can notify the Company of their wish to receive a separate copy. Additional information about the Company is contained in reports it has filed with the United States Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov/index.htm.

Sincerely,

Karim Menassa, President, CEO, CFO and Director

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

to be held May __, 2017

Dear Shareholders,

Notice is hereby given that a Special Meeting of the Shareholders of Medical International Technology, Inc., (the “Company”), will be held on May __, 2017, at 10:00 a.m. local time, at __________, to act on the following matters:

1.       Election of a Board of Directors consisting of one (1) member.

2.       A proposal by the Board of Directors to amend the Company’s articles of incorporation to add a provision specifically authorizing the shareholders to approve actions by non-unanimous written consent in lieu of a meeting.

THE COMPANY IS NOT SOLICITING PROXIES OR ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY. ALL SHAREHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON TO ASSURE THAT THEIR VOTE IS COUNTED. HOWEVER, SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING IN PERSON MAY MAKE ARRANGEMENTS TO APPOINT A PROXY TO ATTEND THE MEETING AND VOTE ON THEIR BEHALF.

Dated as of this __ day of April, 2017

By Order of the Board of Directors

Karim Menassa

President, CEO, CFO and Director

MEDICAL INTERNATIONAL TECHNOLOGY, INC

1872 Beaulac, Ville Saint-Laurent

Montreal, Quebec, Canada HR4 2E7

INFORMATION STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

OF

MEDICAL INTERNATIONAL TECHNOLOGY, INC.

To be held on May __, 2017

GENERAL INFORMATION

This Information Statement is furnished in connection with a Special Meeting of the Shareholders called by the Board of Directors (the “Board”) of the Company to be held at __________________, on May __, 2017, at ___ am local time, and at any and all postponements, continuations or adjournments thereof (collectively the “Meeting”). This Information Statement and the accompanying Notice of Special Meeting will be first mailed or given to the Company’s shareholders on or about March 31, 2017.

All shares of the Company’s common stock (“Common Stock”), represented either in person or by proxy will be eligible to be voted at the Meeting.

THE COMPANY IS NOT SOLICITING PROXIES OR ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY. ALL SHAREHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON TO ASSURE THAT THEIR VOTE IS COUNTED. HOWEVER, SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING IN PERSON MAY MAKE ARRANGEMENTS TO APPOINT A PROXY TO ATTEND THE MEETING AND VOTE ON THEIR BEHALF.

CURRENT INFORMATION ABOUT THE COMPANY

HISTORY AND DEVELOPMENT

Medical International Technology, Inc., (hereinafter referred to as “We,” “Us,” the “Company”, or the “Registrant”) is a publicly traded company whose shares trade on the OTC Pink (the “OTC Pink”) under the trading symbol “MDLH”. The Company was incorporated in the State of Colorado on July 19, 1999 under the name Posteralley.com, Inc, and changed its name to Medical International Technology, Inc., on September 24, 2002,

BUSINESS OVERVIEW

Currently, the Company, through its wholly-owned subsidiary, Medical International Technologies (MIT Canada). Inc., a Canadian company, specializes in production, marketing and sale of needle-free jet injector products designed for human and animal applications, for single and mass injections.

BUSINESS DESCRIPTION

The Company concentrates its activities in the medical and veterinary sectors, in particular, in the field of equipment and instrumentation. Our strategy is to build good, reliable and cost effective products, and to seek and establish strategic alliances with different pharmaceutical companies and manufacturers to ensure good distribution channels for its products. We currently promote and sell our products in over 30 countries, including the United States of America, and we continue to exert every effort and to use all available resources to promote our products and to open new markets for our technology.

Our long-term goal is to become one of the leading suppliers of needle-free injection systems to the health industry worldwide. We have been focusing our business development efforts on new and existing companies to distribute our unique needle-free products in human and animal applications in the international market. We have collaborated and are still collaborating with different pharmaceutical corporations that could lead to long-term agreements. We are actively pursuing additional opportunities in the global market. However, finalizing long term agreements is a long process that could take even longer to negotiate given the current difficult global economic conditions.

The Company’s major source of revenues is from sales of its Needle-Free products for Human and Animal application. Although the Company has revenue from operations, those revenues have not been sufficient to maintain operations. As a result, in order to sustain operations, the Company has been required to seek equity and debt financing, and has been particularly dependent on advances from related parties. There are no agreements, assurances or commitments to continue providing these advances.

CURRENT DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal positions with the Company held by such persons and the date such persons became a director or executive officer. The executive officers are elected annually by the Board of Directors. The directors serve one year terms or until their successors are elected.

The directors and executive officers currently serving the Company are as follows:

Name	Age	Position	Tenure

Karim Menassa	66	President, Chief Executive Officer	Since June, 2002
		Chief Financial Officer, Secretary and Director

Biographical Information

Karim Menassa is currently the sole member of the Company’s board of directors, and also serves as the Company’s President, Chief Executive Officer, Chief Financial Officer, and Secretary. He has been as officer and director of the Company since June, 2002. Mr. Menassa has developed many state-of-the-art, efficient and reliable devices, and has marketed various medical devices in more than 60 countries. Mr. Menassa obtained a degree in Precision Mechanics Design from the Instituto Salesiano Don Bosco in Cairo, Egypt.

Over the years he has gained a vast and varied experience as an entrepreneur, administrator and medical device product innovator. He has established a significant bank of important and influential contacts in Canada and abroad, touching all aspects of a modern manufacturing industry. His particular strengths are in administration, engineering, product development, and marketing. He is also extremely skilled in international negotiations, having successfully negotiated several multimillion dollar contacts and established distributor relationships in over 60 countries. Some major achievements in his career include:

●	Inventor of needle-free jet injector for diabetics
●	Inventor of needle-free jet injector for veterinary use
●	Inventor of semi-automatic assembly station
●	Founder of IDEE International R & D Inc. in 1984
●	Founder of IDEE Technologies Inc. in 1985
●	Founder of Alliance Medical Inc. in 1989
●	Founder of Medical International Technologies (MIT Canada) Inc. in 2002

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth certain information, as of the Record Date March 31, 2017, with respect to the holdings of: (1) each person known to the Company to be the beneficial owner of more than 5% of the Company’s common stock; (2) each of the Company’s directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. No person listed below has any options, warrants or other right to acquire additional securities of the Company except as may be otherwise noted.

Title and Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of class (1)

Common	Karim Menassa (2) President, CEO, CFO, Director 1872 Beaulac, Ville Saint-Lurent Montreal, Quebec, Canada HR4 2E7	34,135,692	40.49%

Common	The Estate of Michel Bayouk 1872 Beaulac, Ville Saint-Laurent Montreal, Quebec, Canada HR4 2E9	4,522,560	5.39%

Common	Sun Yi 13 Building 6 Renmin University #175 Haidian Road, HaidianDist.A Beijing, China	4,928,576	5.88%

Common	Les Consultants RainvilleTossounian& Associes Inc. 1585 ST LOUIS, ST LAZARE QUEBEC, J7T-1Z1, Canada	5,192,000	6.19%

Common	All Directors and executive officers	34,135,692	40.49%

(1) Based on 84,304,627 shares issued and outstanding as of March 31, 2017.

(2) Karim Menassa directly holds 2,787,422 common shares of the Company, indirectly holds: (i) 21,466 shares through Paulette Menassa, his wife, (ii) 16,285,139 shares through 2849674 Canada, Inc., (iii) 13,666,667 shares through Idee R&D International, Inc., and 9 iv) 1,375,000 shares through 9162-9725 Quebec Inc., which are all controlled by Karim Menassa.

RECORD DATE

Shareholders of record at the close of business on March 31, 2017, are entitled to notice of the meeting and to vote at the meeting. As of the Record Date, 84,304,627 shares of the Company’s Common Stock (the “Common Stock”) were issued and entitled to vote at the Meeting.

VOTING

As of March 31, 2017, the Company has outstanding 84,304,627 shares of $0.0001 par value common stock issued and outstanding which are held by a total of approximately 93 shareholders of record.

In accordance with the provisions of the Colorado Business Corporations Act (the “CBCA” or the “Act”) the Company will prepare a list of shareholders as of the Record Date. In accordance with the voting rights attached to the common shares, each shareholder named in the list will be entitled to vote on all matters coming before the meeting for which such shareholder is entitled to vote, the shares shown opposite his or her name on the list, except to the extent that (i) the shareholder has transferred his or her shares after the Record Date; and (ii) the transferee of those shares produces properly endorsed share certificates or otherwise establishes that he or she owns the shares and demands, not later than 10 days before the Meeting, that his or her name be included in the list of shareholders before the Meeting, in which case the transferee will be entitled to vote his or her shares at the Meeting.

The failure of a shareholder to receive the Notice of Meeting does not deprive him or her of the right to vote at the Meeting.

Votes cast by proxy or in person at the Meeting will be tabulated by the Company’s CEO, who will serve as the Inspector of Elections (the “Inspector”). The Inspector will also determine whether or not a quorum is present. In general, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under the Act for approval of proposals presented to shareholders. The Company’s Bylaws and the Act provide that a quorum consists of the holders of a majority of the shares outstanding and entitled to vote and present or represented by proxy at the meeting.

The Company is not soliciting proxies for the Meeting because it has determined that it is not necessary to do so in order to establish a quorum or to have sufficient votes to approve the proposed amendment to the Articles of Incorporation and the reelection of the Company’s sole director. Company management has received assurances from shareholders holding approximately ___% of the Company’s issued and outstanding common stock indicating that they expect to attend the shareholder meeting in person or by proxy and to vote their shares in favor of the proposed actions.

The Inspector will treat express abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not treat express abstentions as votes in favor of approving any matter submitted to shareholders for a vote.

The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the provisions of the CBCA concerning voting of shares and determination of a quorum.

MATTERS TO BE ACTED UPON

PROPOSAL ONE

ELECTION OF DIRECTORS

A board consisting of one (1) director is to be elected at the Meeting. The nominee is Karim Menassa, who is currently the sole member of the board. It is not expected that the nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

Vote Required; Recommendation of the Board of Directors

With respect to the election of directors, the candidate receiving the highest number of votes shall be elected to the Company’s Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors.

The Board recommends a vote in favor of the nominee, Karim Menassa

PROPOSAL TWO

AMENDMENT OF THE ARTICLES OF INCORPORATION

The Board of Directors has unanimously approved, and recommends for shareholder approval, the amendment of the Articles of Incorporation to add the following provision specifically authorizing the shareholders to approve actions by non-unanimous written consent in lieu of a meeting:

Any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the sharees entitled to vote thereon were present and voted consent to such action in writing.

Vote Required; Recommendation of the Board of Directors

Approval of the amendment to the Articles of Incorporation will require the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event the shareholders do not approve the adoption of the amendment of the Articles of Incorporation, the Board of Directors will reconsider the amendment.

Reasons for Amendment of the Articles of Incorporation

A small group of shareholders currently owns more than a majority of the Company’s issued and outstanding common stock. As a result, these controlling shareholders are in a position to approve any corporate action which is required or permitted to be submitted to the shareholders for approval. However, because of the fact that the Company’s existing Articles of Incorporation do not authorize shareholders to take or approve action by written consent in lieu of a meeting unless the consent is signed by all of the Company’s shareholders, the controlling shareholders are restricted in their ability to take action. Since the Company currently has more than 600 beneficial owners of its shares, there is no practical way to get unanimous written consent from the shareholders. As a result, the only way for an action to be approved is for the Company to go through the time and expense of holding a formal meeting of its shareholders.

The Board of Directors is recommending that the shareholders approve the proposed amendment to the Company’s Articles of Incorporation in order to simplify the process of obtaining shareholder approval of proposed corporate actions, and thereby minimize the associated cost and expense of obtaining such approval. The proposed amendment would authorize Company shareholders to take action by written consent in lieu of a meeting provided that shareholders holding more than a majority of the Company’s issued and outstanding sign a written consent approving the action. Unanimous written consent from all of the Company’s shareholders would no longer be required.

Under the circumstances, the Board believes that it is in the best interests of the Company to approve the proposed amendment to the Articles of Incorporation. There is no legitimate corporate purpose that is served by requiring the Company to incur the time and expense of calling a shareholder meeting to approve any proposed corporate action when the outcome of the vote is known in advance because a small group of controlling shareholders controls the decision as a result of its ownership of a majority of the issued and outstanding shares.

Risks Associated With Amendment of the Articles of Incorporation

The proposed amendment to the Articles of Incorporation may not result in the benefits described above under the heading “Reasons for Amendment of the Articles of Incorporation.” Although a small group of shareholders together owns a controlling interest in the Company, there is no single shareholder who owns more than a majority of the Company’s issued and outstanding common stock and the identity of the group of controlling shareholders is likely to change over time. Therefore, even following adoption of the proposed amendment, there is no assurance that it will be possible for corporate actions to be approved by non-unanimous written consent of the shareholders in lieu of a meeting.

Dissenter’s Rights

The Colorado Business Corporation Act does not provide for dissenter’s rights of appraisal in connection with the above described actions.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL

ADDITIONAL INFORMATION

If you have any questions about the actions described above, you may contact Mr Karim Menassa, at 1872 Beaulac, Ville Saint-Laurent, Montreal, Quebec, Canada HR4 2E7. Until _____, we were subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, filed certain periodic reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.

Copies of annual and quarterly reports we have filed with the SEC, may be obtained, free of charge, upon written request by any shareholder to the Company at 1872 Beaulac, Ville Saint-Laurent, Montreal, Quebec, Canada HR4 2E7.

By Order of the Board of Directors,

/s/ Karim Menassa
Karim Menassa, Director